UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2009

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243

(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

HealthSouth Corporation (“HealthSouth” or the “Company”) will participate in the Barclays Capital Global Healthcare Conference on March 10 – 11, 2009 at the Loews Miami Beach Hotel in South Beach, Florida. As part of this conference, representatives of HealthSouth will make a presentation on March 10, 2009 at 9:30 a.m. EST using the slides attached to this Current Report on Form 8-K as Exhibit 99.1. The presentation will address, among other things, the Company’s strategy, objectives, and 2008 financial performance and discuss industry trends and dynamics. The presentation will be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.

The Company’s last investor presentation was made at the J.P. Morgan Global High Yield & Leveraged Finance Conference on February 3, 2009 in Miami Beach, Florida, and the related slide presentation was filed on a Current Report on Form 8-K dated February 2, 2009. Since that time, the Company has issued a press release reporting the financial results of the Company for the three months and year ended December 31, 2008 and has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”). The press release was filed on a Current Report on Form 8-K dated February 23, 2009 and included certain supplemental slides that the Company discussed during its earnings conference call held on February 24, 2009. In addition, on February 27, 2009, the Company issued a press release to announce an investor conference call held on March 2, 2009 to share the Company’s views on President Obama’s budget proposal. The supplemental slides used during this conference call were filed in a Current Report on Form 8-K dated February 27, 2009. While the format of certain slides may have changed, the slide presentation attached to this Current Report on Form 8-K as Exhibit 99.1 contains substantially the same information as previously provided in the above referenced reports.

In the slide presentation attached to this Current Report on Form 8-K as Exhibit 99.1, the Company will share its initial observations on the first quarter of 2009. These observations are:

•	Volume: Discharge growth through February 2009 is in line with expectations. The first quarter of each year is normally a seasonally strong quarter.
•

Pricing: There has been no significant sequential change in pricing from the fourth quarter of 2008. Quarter-over-quarter comparables will show a decline due to the Medicare pricing roll-back that became effective April 1, 2008 and will remain in effect through September 30, 2009.

•

Expenses: The Company has continued to see improvement in productivity and managing labor costs. An average 3% merit increase went into effect on October 1, 2008 for non-management employees. Benefit changes became effective January 1, 2009.

•

Debt Pay Down: Since December 31, 2008, the Company has reduced its total debt outstanding by approximately $67 million through February 28, 2009. This reduction does not include the use of any portion of approximately $60 million in net cash proceeds received as part of the UBS Settlement discussed in Note 20, Settlements, to the Company’s 2008 Form 10-K.

The Company uses “same store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same store comparisons are calculated based on hospitals open throughout both the full current periods and throughout the full prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

The Company also reiterated its guidance for 2009 that was previously provided during the Company’s earnings conference call on February 24, 2009.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the presentation includes non-GAAP financial measures, including “Adjusted Consolidated EBITDA.” The Company continues to believe Adjusted Consolidated EBITDA under its Credit Agreement is a measure of leverage capacity, its ability to service its debt, and its ability to make capital expenditures.

The Company uses Adjusted Consolidated EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s Credit Agreement, which is discussed in more detail in Note 8, Long-term Debt, to the consolidated financial statements included in its 2008 Form 10-K. These covenants are material terms of the Credit Agreement, and the Credit Agreement represents a substantial portion of the Company’s capitalization. Non-compliance with the financial covenants under the Credit Agreement – an interest coverage ratio and a leverage ratio – could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms as favorable to those in the Company’s existing Credit Agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted Consolidated EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the definition of Adjusted Consolidated EBITDA, per the Credit Agreement, allows the Company to add back to Adjusted Consolidated EBITDA all unusual non-cash items or non-recurring charges. These items include, but may not be limited to, (1) amounts associated with government, class action, and related settlements, (2) fees, costs, and expenses related to the Company’s recapitalization transactions, (3) any losses from discontinued operations and closed locations, (4) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation defense and support matters discussed in Note 20, Settlements, and Note 21, Contingencies and Other Commitments, to the consolidated financial statements included in the 2008 Form 10-K, (5) compensation expense recorded in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment, (6) investment and other income (including interest income), and (7) fees associated with the Company’s divestiture activities.

However, Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("GAAP"), and the items excluded from Adjusted Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted Consolidated EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted Consolidated EBITDA to net income (loss), which reconciliation is set forth in the slide presentation attached as Exhibit 99.1, and to net cash provided by operating activities, which reconciliation is set forth below. Because Adjusted Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the 2008 Form 10-K.

The Company also uses adjusted income (loss) from continuing operations and the related per share amounts as analytical indicators to assess its performance. Management believes the presentation of adjusted income (loss) from continuing operations and the related per share amounts provides useful information to management and investors about the Company’s operating business before taking into account certain items that are non-operational or infrequent in nature. These measures are not defined measures of financial performance under GAAP and should not be considered as alternatives to net income (loss) and net income (loss) per share available to common shareholders. Because these measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, they may not be comparable to other similarly titled measures presented by other companies.

See the consolidated statements of operations included in the 2008 Form 10-K for the GAAP measures of net income, income from continuing operations, and basic and diluted earnings per common share. A reconciliation of net income (loss) to adjusted income (loss) from continuing operations, and the related per share amounts, is included in the slide presentation attached as Exhibit 99.1.

The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Given the Company’s high leverage, management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt and pursue development activities. The calculation of adjusted free cash flow is included in the slide presentation attached as Exhibit 99.1. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. Our definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of cash flows included in the 2008 Form 10-K for the GAAP measures of cash flows from operating, investing, and financing activities. A reconciliation of net cash provided by operating activities to Adjusted Consolidated EBITDA and adjusted free cash flow is presented below.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Consolidated EBITDA and Adjusted Free Cash Flow

	For the Year Ended
	December 31,
	2008	2007
Net Cash Provided by Operating Activities	$ 227.2	$ 230.6
Compensation expense under FASB Statement No. 123(R)	11.7	10.6
Sarbanes-Oxley related costs	–	0.3
Provision for doubtful accounts	(27.8)	(33.6)
Professional fees-accounting, tax, and legal	44.4	51.6
Interest expense and amortization of debt discounts and fees	159.7	229.8
(Loss) gain on sale of investments	(1.4)	12.3
Equity in net income of nonconsolidated affiliates	10.6	10.3
Minority interests in earnings of consolidated affiliates	(29.8)	(31.4)
Amortization of debt discounts and fees	(6.5)	(7.8)
Amortization of restricted stock	(6.7)	(1.2)
Distributions from nonconsolidated affiliates	(10.9)	(5.3)
Stock-based compensation	(5.0)	(7.7)
Current portion of income tax benefit	(73.8)	(330.4)
Change in assets and liabilities	49.1	8.4
Change in government, class action, and related settlements liability	7.4	171.4
Other operating cash (provided by) used in by discontinued operations	(6.4)	13.2
Other	–	0.2
Adjusted Consolidated EBITDA	$ 341.8	$ 321.3
Cash interest expense	(158.5)
Change in working capital	(12.2)
Estimated state tax expense	(5.0)
Capital expenditures for maintenance	(37.3)
Net settlements on interest rate swap	(20.7)
Dividends paid on convertible perpetual preferred stock	(26.0)
Adjusted free cash flow	$ 82.1

For the year ended December 31, 2008 and 2007, net cash (used in) provided by investing activities was ($40.0) million and $1,184.5 million, respectively. Net cash provided by investing activities for the year ended December 31, 2007 included $1,169.8 million of proceeds from the divestitures of the Company’s surgery centers, outpatient, and diagnostic divisions.

For the year ended December 31, 2008 and 2007, net cash used in financing activities was ($176.0) million and ($1,436.6) million, respectively. Net cash used in financing activities for the year ended December 31, 2007 included $1,334.3 million of net debt payments primarily using the net proceeds from the divestitures discussed above.

Forward-Looking Statements

The information contained in the slide presentation attached as Exhibit 99.1 includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events and financial performance. These estimates, projections, and other forward-looking information are based on assumptions that the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.

There can be no assurance that any estimates, projections, or forward-looking information will be realized.

All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein or in the slide presentation.

You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information in the slide presentation as it is based on current expectations and general assumptions and is subject to various risks, uncertainties, and other factors, including those set forth in the 2008 Form 10-K, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits
99.1	Slide presentation of HealthSouth Corporation used in connection with the Company’s March 10, 2009 presentation at the Barclays Capital Global Healthcare Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: March 9, 2009